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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the use of our report, dated December 6, 1999, in this quarterly report on Form 10- QSB for JumpMusic.Com, Inc.



Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
December 6, 1999